AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 1998
                                              REGISTRATION NO. 33-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              GULF WEST BANKS, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          FLORIDA                                        59-3276590
--------------------------------                    --------------------
(State or Other Jurisdiction                          (I.R.S. Employer
of Incorporation or Organization)                   Identification Number)

                                425 22ND AVE. N.
                          ST. PETERSBURG, FL 33704-4345
                                 (813) 894-5696
        -----------------------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of Registrant's Principal Executive Offices)


                       1995 NONSTATUTORY STOCK OPTION PLAN
                       -----------------------------------
                            (Full title of the plan)


                                 BARRY K. MILLER
                                    SECRETARY
                                 425 22ND AVE. N
                          ST. PETERSBURG, FL 33704-4345
                                 (813) 894-5696
             --------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                                                 PROPOSED
                                             PROPOSED             MAXIMUM
TITLE OF SECURITIES    AMOUNT TO BE      MAXIMUM OFFERING    AGGREGATE OFFERING       AMOUNT OF
 TO BE REGISTERED      REGISTERED(1)      PRICE PER SHARE          PRICE          REGISTRATION FEE
-------------------    -------------     ----------------    ------------------   -----------------
Common Stock
($1.00 par value)     722,000 shares            (2)             $ 9,295,750           $2,742.25
===================  ================    ================    ==================   =================

     (1) Pursuant to Rule 416(a), this registration statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends, and similar transactions.

     (2) In accordance with Rule 457(h), and solely for the purpose of calculating the registration fee, computed with respect to 722,000 shares at an aggregate offering price of $ 9,295,750 ($12.875 per share, which is the average of the high and low prices of such shares on July 3, 1998 as quoted on the Nasdaq National Market System).

                                  Page 1 of 11
                             Exhibit Index on Page 8

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which are on file with the Securities and Exchange Commission, are incorporated in the Section 10(a) prospectus under the Securities Act by reference as of their respective dates:

        a. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 which contains the Company's audited financial statements for the Company's latest fiscal year for which such statements have been filed.

        b. The description of the Company's Common Stock contained under the caption "DESCRIPTION OF CAPITAL STOCK OF GULFWEST -- COMMON STOCK" in the Company's Registration Statement on Form S-4 under the Securities Act of 1933 (Reg. No. 333-37307), as amended, is hereby incorporated by reference.

        c. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period covered by the Annual Report on Form 10- K of the Company referred to in (a) above.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Under Section 607.0850 of the Florida Business Corporation Act and Article XII of Gulf West's Articles of Incorporation, Gulf West's directors, officers, employees and agents may be indemnified against certain liabilities which they may incur in their capacity as such, including indemnification for liabilities arising under the Securities Act. Such indemnification is generally available if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Gulf West, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Indemnification may also be available unless a court of competent jurisdiction establishes by judgement or other final adjudication that the actions or omissions of the executive were material to the cause of action so adjudicated and constituted: (a) a violation of the criminal law unless the executive had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the executive derived an improper personal benefit; or
(c) willful misconduct or conscious disregard for the best interest of Gulf West in a proceeding by or in the right of Gulf West to procure a judgment in its favor or in a proceeding by or in the rights of a stockholder. In addition, Gulf West has entered into a Registration Rights Agreement with Gordon W. Campbell and John Wm. Galbraith (the "Registration Rights Agreement") pursuant to which Gulf West will at its expense register or qualify all, or at the option of Messrs. Campbell or Galbraith, any portion of the Gulf West stock owned by them concurrently with the registration of Gulf West securities on a registration statement filed by Gulf West with the Securities and Exchange Commission, (the "Commission") as to any of its securities. The Registration Rights Agreement includes provisions under which the individual parties thereto could be indemnified against violations of the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling Gulf West pursuant to the foregoing provisions, or otherwise, Gulf West has been advised that in the opinion of the Commission such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

        (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

              (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida on July 6, 1998.

                                                   Gulf West Banks, Inc.

                                               By: /s/ GORDON CAMPBELL
                                                  ---------------------------
                                                  Gordon Campbell, President,
                                                  Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                           DATE
---------                          -----                           ----

/s/ GORDON W. CAMPBELL
----------------------       President, Chairman of the           July 6, 1998
Gordon W. Campbell           Board (Principal Executive
                             Officer)

/s/ BARRY K. MILLER
----------------------       Secretary, Treasurer                 July 6, 1998
Barry K. Miller              (Principal Financial Officer
                             and Principal Accounting
                             Officer)

/s/ HENRY W. HANFF, M.D.
----------------------       Director                             July 6, 1998
Henry W. Hanff, M.D.

----------------------       Director
Thomas M. Harris

/s/ ALGIS KONCIUS            Director                             July 6, 1998
----------------------
Algis Koncius

/s/ LOUIS P. ORTIZ           Director                             July 6, 1998
----------------------
Louis P. Ortiz

/s/ PANDURANG V. KAMAT, M.D. Director                             July 6, 1998
-------------------------
Pandurang V. Kamat, M.D.

/s/ JOHN C. PETAGNA, JR.     Director                             July 6, 1998
------------------------
John C. Petagna, Jr.

/s/ P.N. RISSER, III         Director                             July 6, 1998
---------------------
P.N. Risser, III

/s/ ROSS E. ROEDER           Director                             July 6, 1998
---------------------
Ross E. Roeder

                                  EXHIBIT INDEX

EXHIBIT                                                       SEQUENTIAL PAGE
NUMBER                   DESCRIPTION                              NUMBER
-------                  -----------                          ---------------


4.1            Articles of Incorporation of the Registrant            N/A
               (incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration
               Statement No. 333-37307 on Form S-4, as
               amended, filed with the Commission on December
               4, 1997);

4.2            By-laws of the Registrant (incorporated by             N/A
               reference to Exhibit 3.2 filed with the
               Registrant's Registration Statement No.
               333-37307 on Form S-4, as amended, filed with the Commission on December 4, 1997).

4.3            1995 Non-Statutory Stock Option Plan of Gulf           N/A
               West Banks, Inc., effective January 19, 1995
               (incorporated by reference to Exhibit 10.4 included in the Registrant's Registration
               Statement on Form S-4, as amended, filed with the Commission on December 4, 1997).

5.1            Opinion of Fowler, White, Gillen, Boggs,                 9
               Villareal and Boggs, P.A., as to the legality of the shares being registered.

23.1           Consent of Hacker, Johnson, Cohen & Grieb, P.A.         11

23.2           Consent of Fowler, White, Gillen, Boggs,               N/A
               Villareal and Boggs, P.A., is contained in its Opinion filed as Exhibit 5.1